  (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE





                                                           For the                        For the
                                                     Three Months Ended              Nine Months Ended
                                                         September 30,                 September 30,
                                                   -------------------------     ---------------------------
                                                      1995           1994           1995              1994
                                                   ----------     ----------     ----------        ----------
Average shares outstanding                         2,835,350       2,696,400      2,814,626         2,696,025
                                                  ==========      ==========     ==========       ===========
Net Income/(Loss)                                   $836,000       ($172,000)    $2,079,000       ($1,415,000)
                                                  ==========      ==========     ==========       ===========

Net Income/(Loss) per share                            $0.29          ($0.06)         $0.74            ($0.52)
                                                  ==========      ==========     ==========       ===========